Franklin Auto Trust 2001-1
Monthly Servicing Report

Collection Period:                                         March 2001
Distribution Date:                                         April 15, 2001
Number of Days in Distribution Period:                     30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              4,081       67,907,880.60      10.49%           66.04               58.32              7.72
      ii.    Non-Prime Loans          3,924       68,673,917.63      14.02%           67.44               62.01              5.43
      iii.   Sub-Prime Loans            146        2,505,255.54      17.08%           66.74               60.90              5.84
      iv.    Total Loans              8,151      139,087,053.78      12.35%           66.75               60.19              6.56

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  87,000,000.00   5.386%    10/15/2004   35242RAG9
      ii.    Class A-2 Notes  52,081,000.00   5.857%    07/15/2008   35242RAH7

   C.  Spread Account

      i.   Initial Cash Deposit                   347,718.00
      ii.  Spread Account Floor Amount          2,086,305.81
      iii. Specified Spread Account Amount      4.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  5,911,200.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                                Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              3,939       63,653,900.08      10.49%           66.15               56.46              9.68
      ii.    Non-Prime Loans          3,822       65,584,315.68      14.02%           67.50               60.19              7.31
      iii.   Sub-Prime Loans            140        2,350,364.22      17.07%           66.84               59.21              7.63
      iv.    Total Loans              7,901      131,588,579.97      12.37%           66.83               58.37              8.46

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes              79,507,579.97           0.00
      ii.    Class A-2 Notes              52,081,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                1,694,296.38
      ii.    Payment Provider Commitment                4,227,189.72

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Excess Servicing Fee Shortfall                     0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           92,444.68   20,386.43        0.00         0.00            18,884.86                   0.00
      ii.    Non-Prime Loans     212,524.84    93,879.60        0.00         0.00           134,653.79                   0.00
      iii.   Sub-Prime Loans      28,777.45    16,220.93        0.00         0.00            15,505.29                   0.00
      iv.    Total Loans         333,746.97   130,486.96        0.00         0.00           169,043.94                   0.00

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               6           2              0          0                  1                       0
      ii.    Non-Prime Loans          12           4              0          0                  7                       0
      iii.   Sub-Prime Loans           2           1              0          0                  1                       0
      iv.    Total Loans              20           7              0          0                  9                       0

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.15%        0.03%          0.00%      0.00%               0.03%                   0.00%
      ii.    Non-Prime Loans        0.32%        0.14%          0.00%      0.00%               0.21%                   0.00%
      iii.   Sub-Prime Loans        1.22%        0.69%          0.00%      0.00%               0.66%                   0.00%
      iv.    Total Loans            0.25%        0.10%          0.00%      0.00%               0.13%                   0.00%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.15%        0.05%          0.00%      0.00%               0.03%                   0.00%
      ii.    Non-Prime Loans        0.31%        0.10%          0.00%      0.00%               0.18%                   0.00%
      iii.   Sub-Prime Loans        1.43%        0.71%          0.00%      0.00%               0.71%                   0.00%
      iv.    Total Loans            0.25%        0.09%          0.00%      0.00%               0.11%                   0.00%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                                 Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              3,872       61,514,608.10      10.49%           66.19               55.51              10.68
      ii.    Non-Prime Loans          3,770       63,899,197.08      14.02%           67.52               59.19               8.33
      iii.   Sub-Prime Loans            136        2,261,343.22      17.03%           66.96               58.35               8.61
      iv.    Total Loans              7,778      127,675,148.40      12.37%           66.87               57.40               9.47

   B.  Delinquencies in Period
                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans          153,574.46  22,113.66           0.00    0.00          29,767.14              35,176.44
      ii.    Non-Prime Loans      385,674.37  57,339.61      29,796.60    0.00          91,043.73             132,156.11
      iii.   Sub-Prime Loans       14,500.00  13,272.16      16,220.93    0.00          27,772.16              15,505.29
      iv.    Total Loans          553,748.83  92,725.43      46,017.53    0.00         148,583.03             182,837.84

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans               8          2              0             0              2                         2
      ii.    Non-Prime Loans          23          3              1             0              5                         7
      iii.   Sub-Prime Loans           1          1              1             0              2                         1
      iv.    Total Loans              32          6              2             0              9                        10

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.25%       0.04%          0.00%         0.00%           0.05%                    0.06%
      ii.    Non-Prime Loans        0.60%       0.09%          0.05%         0.00%           0.14%                    0.21%
      iii.   Sub-Prime Loans        0.64%       0.59%          0.72%         0.00%           1.23%                    0.69%
      iv.    Total Loans            0.43%       0.07%          0.04%         0.00%           0.12%                    0.14%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.21%       0.05%          0.00%         0.00%           0.05%                    0.05%
      ii.    Non-Prime Loans        0.61%       0.08%          0.03%         0.00%           0.13%                    0.19%
      iii.   Sub-Prime Loans        0.74%       0.74%          0.74%         0.00%           1.47%                    0.74%
      iv.    Total Loans            0.41%       0.08%          0.03%         0.00%           0.12%                    0.13%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         1,430,777.68
             b.  Principal Collections                        3,730,593.73
      ii.    Net Liquidation Proceeds                           103,529.05
      iii.   Post Disposition Recoveries                              0.00
      iv.    Rebates of Capitalized Insurance Premiums                0.00
      v.     Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                       1,430,777.68
      ii.    Total Principal Collections                      3,834,122.78
      iii.   Collected Funds                                  5,264,900.46
      iv.    Reinvestment Income Collected in Spread Account      3,589.35

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         131,588,579.97
      ii.    Principal Collections                            3,834,122.78
      iii.   Realized and Cram-Down Losses                       79,308.79
      iv.    Month End Pool Balance                         127,675,148.40

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        53,044.92
             b.  Non-prime Receivables @ 1.50%                   81,980.39
             c.  Sub-prime Receivables @ 2.00%                    3,917.27
             d.  Total Servicing Fee                            138,942.59
             e.  Total Receivables @ 1.25%                      137,071.44

      ii.    Base Servicing Fee (less of id. and ie.)           137,071.44
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             1,871.15
      v.     Previous Additional Servicing Fee Shortfall          3,500.11
      vi.    Total Additional Servicing Fee                       5,371.26
      vii.   Supplemental Servicing Fee                          25,104.42
      viii.  Total Supplemental Servicing Fee                    25,104.42

   B.  Surety Fee

      i.     Surety Fee Rate                                         0.165%
      ii.    Base Surety Fee Due                                 18,093.43
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                18,093.43

   C.  Bond Interest
                                     Bond       Number                   Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes        5.39%         30        356,856.52     0.00             0.00            356,856.52
      ii.    Class A-2 Notes        5.86%         30        254,198.68     0.00             0.00            254,198.68
      iii.   Total                  5.57%         30        611,055.20     0.00             0.00            611,055.20

   D.  Bond Principal

      i.     Beginning Note Balance                         131,588,579.97
      ii.    Current Pool Balance                           127,675,148.40
      iii.   Principal Distributable Amount                   3,913,431.57

   E.  Total Required Distributions                           4,679,651.64
   F.  Total Available Funds                                  5,264,900.46
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       1,697,885.73
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            4,227,189.72
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 5,264,900.46

Section V.  Waterfall for Distributions

   A.  Total Available Funds                 5,264,900.46

                                                                                                      Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall       for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   137,071.44         137,071.44         0.00            5,127,829.02
   C.  Surety Fee                                      18,093.43          18,093.43          0.00            5,109,735.59
   D.  Note Interest                                  611,055.20         611,055.20          0.00            4,498,680.39
   E.  Principal Distributable Amount               3,913,431.57       3,913,431.57          0.00              585,248.82
   F.  Interest on Unreimbursed Surety Draws                0.00               0.00          0.00              585,248.82
   G.  Reimbursement of Previous Surety Draws               0.00               0.00          0.00              585,248.82
   H.  Reimbursement of Insurer Optional Deposits           0.00               0.00          0.00              585,248.82
   I.  Reserve Deposit                                388,420.08         388,420.08          0.00              196,828.74
   J.  Payment of Additional Servicing Fee              5,371.26           5,371.26          0.00              191,457.48
   K.  Deposit to Certificate Distribution Acct.      191,457.48         191,457.48          0.00                    0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes       79,507,579.97     3,913,431.57      75,594,148.40   356,856.52      356,856.52            0.00
   B.  Class A-2 Notes       52,081,000.00             0.00      52,081,000.00   254,198.68      254,198.68            0.00
   C.  Total                131,588,579.97     3,913,431.57     127,675,148.40   611,055.20      611,055.20            0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  5.50%
      ii.    Previous Month                                 4.92%
      iii.   Second Previous Month                          7.08%
      iv.    Three-Month Average                            5.85%
      v.     Previous Three Month Average                   0.00%
      vi.    Second Previous Three Month Average            0.00%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                                NO
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            2,086,305.81
      ii.    Spread Account Specified Amount        5,745,381.68
      iii.   Spread Account Maximum Amount         12,767,514.84
      iv.    Spread Account Required Amount         2,086,305.81

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                               0.00            0.00      1,697,885.73     4,227,189.72
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                0.00            0.00      1,697,885.73     4,227,189.72
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                         0.00            0.00      1,697,885.73     4,227,189.72
      iv.    Deposit to Spread Account from Waterfall                  388,420.08            0.00      2,086,305.81     4,227,189.72
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                     0.00            0.00      2,086,305.81     4,227,189.72
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                    0.00            0.00      2,086,305.81     4,227,189.72
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                    0.00      568,113.85      2,086,305.81     3,659,075.87
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit     0.00            0.00      2,086,305.81     3,659,075.87
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured               0.00            0.00      2,086,305.81     3,659,075.87

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     9.00%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period  Current       Current Period
                              Cumulative       Current Period     Cumulative     Period          Prepayment
                              Charge Offs       Charge-Offs           Losses     Losses            Spread
                            -----------------------------------------------------------------------------------------
   i.     Prime Loans            0.00             35,176.44            0.00     16,007.74         1.6555%
   ii.    Non-Prime Loans        0.00            132,156.11            0.00     58,070.76         1.2790%
   iii.   Sub-Prime Loans        0.00             15,505.29            0.00      5,230.29         2.2102%
   iv.    Total Loans            0.00            182,837.84            0.00     79,308.79         1.4925%





/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President